Exhibit 10.8

FORM OF RIGHT OF FIRST REFUSAL AND
CORPORATE OPPORTUNITIES AGREEMENT

RIGHT OF FIRST REFUSAL AND CORPORATE OPPORTUNITIES AGREEMENT (this “Agreement”) is made as of [•], 2007 by and between BBV Vietnam S.E.A. Acquisition Corp., a Marshall Islands corporation (the “Company”), and Bantry Bay Ventures-Asia, LLC., a private equity limited liability company primarily focused on investments in China and Vietnam (“Bantry Bay Ventures”) in connection with the Company’s proposed public offering of Units in the United States pursuant to the Company’s Registration Statement, on Form S-1 (File No. 333-146829), under the Securities Act of 1933, as amended (the “Registration Statement”).

RECITALS

WHEREAS, Bantry Bay Ventures and the Company share certain officers and directors; and

WHEREAS, because each of the Company and Bantry Bay Ventures will be seeking business opportunities in Asia, the parties have made this Agreement to clarify the business opportunities for which each party shall have the right of first refusal.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Right of First Refusal. For the term specified in Section 2 of this Agreement, each party agrees to grant to such other party (i) in its articles of incorporation or equivalent document, or (ii) by action of its board of directors, a right of first refusal to any corporate opportunities belonging to it that concern a Business Combination (as defined herein) as follows:

(a)  Bantry Bay Ventures shall have a right of first refusal for corporate opportunities with respect to target businesses that have a fair market value reasonably estimated to be less than $28 million; and

(b)  The Company shall have a right of first refusal with respect to corporate opportunities of target businesses that have a fair market value reasonably estimated to be $28 million or more.

Decisions by the Company to release Bantry Bay Ventures to pursue any corporate opportunity of target businesses that have a fair market value reasonably estimated to be $28 million or more will be made by a majority of the Company’s independent directors.

As used herein, the term “Business Combination” (as described more fully in the Registration Statement) shall mean any acquisition, or acquisition of control, of one or more operating businesses through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, or contractual arrangements.

Any party whose directors, officers or employees become aware of a corporate opportunity which is subject to this Agreement (such party, the “Grantor”) shall provide written notice of the business opportunity to the party to whom it has the duty to grant the right of first refusal (the “Grantee”) within 5 (five) business days of its identification of the corporate opportunity. Any right of first refusal granted shall expire ninety (90) days from the date of the written notice, provided that, during such ninety (90)-day period the Grantee has failed to commence discussions with any third party regarding a Business Combination.

2.  Term. This Agreement shall become effective on its execution and shall remain in effect for a period to expire upon the earlier of (i) the consummation by the Company of a Business Combination, or (ii) the Company’s liquidation, each in the circumstances and in the manner described in the Registration Statement.

3.  Notices. All notices or communications hereunder shall be in writing, addressed as follows:

To the Company:

BBV Vietnam S.E.A. Acquisition Corp.
40 Woodland Street
Hartford, CT 06105
Attention: Eric M. Zachs, President

with copies to:

Kenneth R. Koch, Esq.
Mintz Levin Cohn Ferris Glovsky & Popeo, P.C.
666 Third Avenue
New York, New York 10017

If to Bantry Bay Ventures:

Bantry Bay Ventures-Asia, LLC.
40 Woodland Street
Hartford, CT 06105
Attention: Robert H. J. Lee, Managing Partner

with copies to:

Kenneth R. Koch, Esq.
Mintz Levin Cohn Ferris Glovsky & Popeo, P.C.
666 Third Avenue
New York, New York 10017

Any such notice or communication shall be delivered by hand or by courier or sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice delivered as described above), and the third business day after the actual date of mailing shall constitute the time at which notice was given.

4.  Severability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

5.  Assignment. Neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by either party hereto.

6.  Amendment. This Agreement may only be amended by written agreement of the parties hereto.

7.  Survival. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section 7 are in addition to the survivorship provisions of any other section of this Agreement.

8.  Governing Law and Jurisdiction. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of New York, without reference to rules relating to conflicts of law. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. The Company hereby appoints, without power of revocation, Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C, with an office at 666 Third Avenue, New York, New York, 10017, Attention of Kenneth R. Koch, Esq., as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this letter agreement..

9.  Effect on Prior Agreements. This Agreement contains the entire understanding between the parties hereto and supersedes in all respects any prior or other agreement or understanding concerning the subject matter hereof between the Company and Excel.

10.  Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which, taken together, shall be deemed one document

11.  Mutual Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

12.  Waiver. Each party acknowledges and permanently and irrevocably waives any and all claims against the other parties hereto in respect of any business opportunities not received by it pursuant to the terms of this Agreement.

(Remainder of page intentionally left blank. Signature pages to follow.)

IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Corporate Opportunities Agreement as of the date first specified above.

BANTRY BAY VENTURES-ASIA, LLC	BBV VIETNAM S.E.A. ACQUISITION, CORP.

By: __________________________________	By: __________________________________
Name: Robert H. J. Lee	Name: Eric M. Zachs
Title: Managing Partner	Title: President

By: __________________________________
Name: Eric M. Zachs
Title: Managing Partner